Exhibit 99.1

For more information, contact:
Cogent Systems, Inc.	The Blueshirt Group, Investor Relations
Paul Kim	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
626-799-8090	chris@blueshirtgroup.com
www.cogentsystems.com	rakesh@blueshirtgroup.com

Cogent Systems Announces First Quarter Results

South Pasadena, CA –April 27, 2006 - Cogent Systems (Nasdaq: COGT) today announced financial results for the first quarter ended March 31, 2006.

First quarter 2006 revenues were $22.7 million, which compares to $35.8 million in the same period last year. Net income on a GAAP basis for the first quarter of 2006 was $6.7 million, or $0.07 per diluted share. This compares to GAAP net income of $10.1 million, or $0.11 per diluted share in the same year ago period.

Cogent’s first quarter of 2006 GAAP results included $1.4 million of non-cash stock based compensation charges related to the adoption of SFAS 123(R). Excluding the effects of stock-based compensation and the net tax effect, non-GAAP net income for the first quarter of 2006 was $7.6 million, or $0.08 per diluted share. This compares to $11.3 million, or $0.12 per diluted share in the same period last year, excluding the effects of similar items.

“The long term opportunities for biometrics continue to expand in all of our major markets - border security, law enforcement, civil and commercial,” commented Ming Hsieh, President and Chief Executive Officer of Cogent. “While first quarter sales decreased as expected, reflecting natural lumpiness and the timing of revenue recognition, we are deepening our relationships with both our existing customers and aggressively targeting multiple large scale Automated Fingerprint Identification System (AFIS) deployments that are expected to be awarded over the next year. Our competitive positioning remains very strong, based on both our technological performance and our track record with our customers. We believe that both independent testing and our performance in the field demonstrate that our AFIS solution is the most technologically advanced in the world, with clear advantages in terms of overall performance, scalability, integration and cost of ownership.”

“During the quarter, we generated approximately $34 million in cash, bringing our cash and investments position to over $385 million,” commented Paul Kim, Chief Financial Officer of Cogent. “Looking forward, we are encouraged by the short and long term revenue opportunities with both our existing customers and potential new contracts. Long term, we are confident that we can grow faster than our market by gaining market share and continuing to build a premier biometric company.”

The Company will host a conference call and live webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today to discuss these results. Cogent will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the Company’s website (www.cogentsystems.com). The webcast will be archived for a period of 15 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11058585. International parties should call 303-590-3000 and enter pass code 11058585.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including non-GAAP net income and earnings per share, may be considered non-GAAP financial measures. Cogent believes this information is useful to investors because it provides a basis for measuring Cogent’s available capital resources, the operating performance of Cogent’s business and Cogent’s cash flow, excluding stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Cogent’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Cogent’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Cogent may not be comparable to similarly titled amounts reported by other companies.

About Cogent Systems

Cogent is a leading provider of Automated Fingerprint Identification Systems, or AFIS, and other fingerprint biometric solutions to governments, law enforcement agencies and other organizations worldwide. Cogent’s AFIS solutions enable customers to capture fingerprint images electronically, encode fingerprints into searchable files and accurately compare a set of fingerprints to a database containing potentially millions of fingerprints in seconds.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Cogent is providing this information as of the date of this press release, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Cogent’s anticipated revenue growth and growth in sales opportunities in a variety of markets, including future domestic and international growth. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to Cogent’s Report on Form 10-K for the year ended December 31, 2005 filed by Cogent with the Securities and Exchange Commission which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: changes in government policies; uncertain political conditions in international markets; deriving a significant portion of revenues from a limited number of customers; deriving a significant portion of revenues from the sale of solutions pursuant to government contracts; failure of the biometrics market to experience significant growth; failure of Cogent’s products to achieve broad acceptance; potential fluctuations in quarterly and annual results; changes in Cogent’s effective tax rate; failure to successfully compete; failure to comply with government regulations; failure to accurately predict financial results due to long sales cycles; negative publicity and/or loss of clients due to security breaches resulting in the disclosure of confidential information; loss of export licenses or changes in export laws; failure to manage projects; rapid technology change in the biometrics market; loss of a key member of management team; termination of backlog orders; loss of limited source suppliers; negative audits by government agencies; failure to protect intellectual property; and exposure to intellectual property and product liability claims. The information contained in this press release is a statement of Cogent’s present intention, belief or expectation and is based upon, among other things, existing industry conditions, market conditions, the economy in general and Cogent’s assumptions. Cogent may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. Cogent undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. By including any information in this press release, Cogent does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

COGENT, INC.

CONDENSED BALANCE SHEET

March 31, 2006 and December 31, 2005

(in thousands)

	Balance at 3/31/2006	Balance at 12/31/2005
ASSETS:
Cash and investments	$385,056	$351,087
Accounts receivable, net	19,108	42,804
Unbilled accounts receivable	2,775	3,257
Inventories	19,011	20,222
Property and equipment, net	33,005	33,136
Deferred income taxes	51,523	55,246
Other assets	8,089	7,513

Total assets	$518,567	$513,265

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$8,901	$9,495
Deferred revenue	42,361	45,158
Total stockholders’ equity	467,305	458,612

Total liabilities & equity	$518,567	$513,265

COGENT, INC.

CONDENSED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2006 and 2005

(in thousands, except per share data)

	Three months ended March 31,
	2006	2005
Revenues:
Product revenues	$16,868	$31,780
Maintenance and services revenues	5,863	4,061

Total revenues	22,731	35,841

Cost of revenues:
Cost of product revenues (1)	7,082	13,904
Cost of maintenance and services revenues (1)	1,649	1,218

Total cost of revenues	8,731	15,122

Gross profit	14,000	20,719

Operating expenses:
Research and development (1)	2,267	2,442
Selling and marketing (1)	1,839	1,956
General and administrative (1)	2,693	2,391

Total operating expenses	6,799	6,789

Operating income	7,201	13,930
Interest income	3,489	1,388
Other, net	4	284

Income before income taxes	10,694	15,602
Income tax provision	3,947	5,537

Net income	$6,747	$10,065

Net income per share:
Basic	$0.07	$0.12
Diluted	$0.07	$0.11
Number of shares used in per share computations:
Basic	93,685	82,008
Diluted	96,123	91,845

(1) Stock compensation expense was allocated as follows:
Cost of product revenues	$86	$66
Cost of maintenance and services revenues	$171	$129
Research and development	$231	$529
Selling and marketing	$403	$430
General and administrative	$494	$664

Total stock compensation expense	$1,385	$1,818

COGENT, INC.

Non-GAAP Earnings per Share Reconciliation

Three Months Ended March 31, 2006 and 2005 and December 31, 2005

(in thousands, except per share data)

	Three months ended March 31, 2006	Three months ended March 31, 2005	Three months ended December 31, 2005
Earnings for per share calculations
GAAP Net Income	$6,747	$10,065	$20,669
GAAP Income tax provision	3,947	5,537	3,967
Stock-based compensation expense	1,385	1,818	1,281
Tax effect (1)	(4,469)	(6,097)	(4,147)

Non-GAAP Net income	$7,610	$11,323	$21,770

Earnings per share
GAAP Diluted EPS	$0.07	$0.11	$0.22
GAAP Income tax provision	0.04	0.06	0.04
Stock-based compensation expense	0.02	0.02	0.01
Tax effect (1)	(0.05)	(0.07)	(0.04)

Non-GAAP Diluted EPS	$0.08	$0.12	$0.23

(1)	Tax rates as follows:

•	37% for three months ended March 31, 2006

•	35% for three months ended March 31, 2005

•	16% for three months ended December 31, 2005